Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

September 22, 2006

We hereby consent to the inclusion in this Registration Statement on Form SB-2 Global Sunrise, Inc. of our report dated August 25, 2006, relating to financial statements for the period from inception (May 5,2005) to June 30, 2006.

/S/ Madsen, & Associates